EXHIBIT 10.1

November 11, 2004

Elliot Krasnow, President
Netfran Development Corp
2801 NE 208th Terrace, 2nd Floor
Miami, FL 33180

To Netfran Development Corp:

Netvertise, Inc., hereby agrees to guarantee your cash flow funding needs during the period beginning October 1, 2004, and ending September 30, 2005, and will transfer to you capital contributions up to $500,000, as needed, to cover any of your operations.

Sincerely,

/s/Elliot Krasnow

NETVERTISE, INC.
Elliot Krasnow
Its President